UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2017

The Williams Companies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 18, 2017, the Board of Directors (the “Board”) of The Williams Companies, Inc. (the “Company”) approved amendments to the Company’s By-laws to adopt proxy access.

Article III, Section 3 of the By-laws, the proxy access by-law provision, permits a stockholder, or group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of the Board, provided that the stockholder(s) and the director nominee(s) satisfy the requirements specified in the By-laws. The amendments were effective upon approval, and proxy access will first be available in connection with annual meetings following the 2017 Annual Meeting of Stockholders.

The By-laws were also amended to make updates and minor conforming changes to the advance notice provisions in Article II, Section 10 and Article III, Section 1 of the By-laws, in light of the proxy access by-law, as well as other miscellaneous minor wording and technical amendments.

The description of the amendments to the By-laws is qualified in its entirety by reference to the text of the By-laws as amended, attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	By-laws of The Williams Companies, Inc., as last amended effective January 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 20, 2017	THE WILLIAMS COMPANIES, INC.

	by	/s/ Joshua H. De Rienzis
	Name:	Joshua H. De Rienzis
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-laws of The Williams Companies, Inc., as last amended effective January 18, 2017.